As filed with the Securities and Exchange Commission on September 18, 2003
                              Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              IONICS, INCORPORATED
             (Exact name of registrant as specified in its charter)


      Massachusetts                                     04-2068530
 (State of incorporation)                  (IRS employer identification number)



                                 65 Grove Street
                       Watertown, Massachusetts 02472-2882
              (Address and zip code of principal executive offices)


                 INDUCEMENT NON-QUALIFIED STOCK OPTION AGREEMENT
                            (Full title of the Plan)


                               Stephen Korn, Esq.
                        Vice President & General Counsel
                              Ionics, Incorporated
                                 65 Grove Street
                       Watertown, Massachusetts 02472-2882
                     (Name and address of agent for service)


                                  617-926-2500
          (Telephone number, including area code, of agent for service)




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



                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed           Proposed
                                                                   Maximum            Maximum
                                            Amount to be       Offering Price        Aggregate            Amount of
 Title of Securities to be Registered      Registered (1)         Per Share       Offering Price      Registration Fee
 ------------------------------------      --------------         ---------       --------------      ----------------
Common Stock (Par Value $1.00 Per
Share)                                         200,000             $22.00           $4,400,000             $355.96

Total                                          200,000             $22.00           $4,400,000             $355.96


---------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Inducement Non-Qualified Stock Option Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction.



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



                                     PART I


Item 1.    Plan Information

           The documents containing the information specified in this Item 1 will be sent or given to the Vice President, Strategy and Operations of the Registrant, to whom the Inducement Non-Qualified Stock Option Agreement was granted on August 28, 2003, as specified by Rule 428(b)
           (1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.    Registrant Information and Employee Plan Annual Information

           The documents containing the information specified in this Item 2 will be sent or given to the Vice President, Strategy and Operations as specified by Rule 428(b) (1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           The following documents filed with the Commission are incorporated by reference in this Prospectus:

          (a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 31, 2003 pursuant to the Securities Exchange Act of 1934, as amended, which contains audited financial statements of the Registrant for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed with the Commission on April 1, 2003.

           (b)(1) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Commission on May 15, 2003 pursuant to the Securities Exchange Act of 1934, as amended, which contains unaudited financial statements of the Registrant for the fiscal quarter ended March 31, 2003.

               (2) The Quarterly Report of the Registrant on Form 10-Q for the
                  fiscal quarter ended June 30, 2003, filed with the Commission on August 13, 2003 pursuant to the Securities and Exchange Act of 1934, as amended, which contains unaudited financial statements of the Registrant for the fiscal quarter ended June 30, 2003.

          (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on September 27, 1990 pursuant to Section 12(g) of the Exchange Act.

               All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall


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

               be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities
           -------------------------

           Not applicable.

Item 5.    Interest of Named Experts and Counsel
           -------------------------------------

           The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen Korn, Esq., Vice President and General Counsel of the Registrant. Mr. Korn is the beneficial owner of 128,814 shares of Common Stock, including 126,000 shares of Common Stock in the form of presently exercisable stock options and 1,591 shares held in the Ionics Section 401(k) Stock Savings Plan (based on August 31, 2003 data).

Item 6.    Indemnification of Directors and Officers
           -----------------------------------------

           The Registrant is permitted by Massachusetts law and required by its By-laws to indemnify any director or officer or former director or officer against all expenses and liabilities reasonably incurred by him in connection with any legal action in which such person is involved by reason of his position with the Registrant unless he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon the Registrant's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification.

           Directors and officers are also insured up to an aggregate amount of $15 million under Directors' and Officers' Liability and Company Reimbursement Policies.

           The Registrant's Restated Articles of Organization include a provision limiting the personal liability of directors of the Company to its stockholders for monetary damages for breaches of their fiduciary duty to the extent permitted by the Massachusetts Business Corporation Law.

Item 7.    Exemption from Registration Claimed
-------    -----------------------------------

           Not applicable.

Item 8.    Exhibits
-------    --------

           Exhibit No.       Description of Exhibit
           -----------       ----------------------

           *4.1 Renewed Rights Agreement, dated as of August 19, 1997, between the Registrant and BankBoston N.A. (filed as Exhibit 1 to the Registrant's Current Report on Form 8-K dated August 27, 1997).

           *4.2              Form of Common Stock Certificate (filed as Exhibit
                             4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

           4.3 Inducement Non-Qualified Stock Option Agreement between the Registrant and John F. Curtis dated August 28, 2003.

           5.1               Opinion of Stephen Korn, General Counsel.

           23.1              Consent of PricewaterhouseCoopers LLP.



                                    Page -4-

           23.2 Consent of Stephen Korn, General Counsel (included in Exhibit 5.1).

           24.0              Power of Attorney.

*Incorporated herein by reference.

Item 9.    Undertakings
           ------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment


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

     by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown and Commonwealth of Massachusetts on the 18th day of September, 2003.

                                         IONICS, INCORPORATED


                                         By:    /s/Douglas R. Brown
                                                -------------------
                                                 Douglas R. Brown
                                                 President and
                                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                       Title                      Date
       ---------                       -----                      ----


                                  President and
/s/ Douglas R. Brown          Chief Executive Officer      September 18, 2003
--------------------
     Douglas R. Brown      (Principal Executive Officer)


                                 Vice President and
/s/ Daniel M. Kuzmak          Chief Financial Officer      September 18, 2003
--------------------
     Daniel M. Kuzmak      (Principal Financial Officer)


                                Vice President and
/s/ Anthony Di Paola            Corporate Controller       September 18, 2003
--------------------
     Anthony Di Paola      (Principal Accounting Officer)


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



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Date: September  18, 2003                    Director              /s/Douglas R. Brown
                                                                   --------------------------------------------
                                                                   Douglas R. Brown, Director

Date: September  18, 2003                    Director              /s/Stephen L. Brown
                                                                   --------------------------------------------
                                                                   Stephen L. Brown, Director

Date: September  18, 2003            Chairman of the Board and
                                             Director              /s/Arthur L. Goldstein
                                                                   --------------------------------------------
                                                                   Arthur L. Goldstein, Director

Date:  September  18, 2003                   Director
                                                                   --------------------------------------------
                                                                   Kathleen F. Feldstein, Director

Date:  September  18, 2003                   Director              /s/William K. Reilly
                                                                   --------------------------------------------
                                                                   William K. Reilly, Director

Date:  September  18, 2003                   Director              /s/John J. Shields
                                                                   --------------------------------------------
                                                                   John J. Shields, Director

Date:  September  18, 2003                   Director              /s/Daniel I. C. Wang
                                                                   --------------------------------------------
                                                                   Daniel I. C. Wang, Director

Date:  September  18, 2003                   Director              /s/Mark S. Wrighton
                                                                   --------------------------------------------
                                                                   Mark S. Wrighton, Director

Date:  September  18, 2003                   Director              /s/Allen S. Wyett
                                                                   --------------------------------------------
                                                                   Allen S. Wyett, Director



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






                                  EXHIBIT INDEX

                                                                                     Sequentially Numbered
Exhibit No.                         Description of Exhibits                                 Page
-----------                         -----------------------                                 ----

4.1              Renewed Rights Agreement, dated as of August 19, 1997, between               *
                 the Registrant and BankBoston N.A. (filed as Exhibit 1 to the
                 Registrant's Current Report on Form 8-K dated August 27, 1997).

4.2              Form of Common Stock Certificate (filed as Exhibit 4.2 to the                *
                 Registrant's Annual Report on Form 10-K for the year ended
                 December 31, 1995).

4.3              Inducement Non-Qualified Stock Option Agreement between the
                 Registrant and John F. Curtis dated August 28, 2003.

5.1              Opinion of Stephen Korn, General Counsel.

23.1             Consent of PricewaterhouseCoopers LLP.

23.2             Consent of Stephen Korn, General Counsel (included in Exhibit
                 5.1).

24.0             Power of Attorney.

*Incorporated herein by reference.